Exhibit 99.1

HARMONY BIOSCIENCES APPOINTS JEFFREY DAYNO, MD AS INTERIM CEO AND EXPANDS ROLE OF JEFF ARONIN TO EXECUTIVE CHAIRMAN

PLYMOUTH MEETING, PA, January 6, 2023 — Harmony Biosciences Holdings, Inc. ("Harmony" or the "Company") (Nasdaq: HRMY), a pharmaceutical company dedicated to developing and commercializing innovative therapies for patients with rare neurological diseases, today announced that John Jacobs is stepping down as president and chief executive officer and a member of the Board of Directors to pursue another opportunity. The Harmony Board of Directors has named Jeffrey Dayno, MD, Harmony’s Executive Vice President and Chief Medical Officer, as interim CEO effective immediately. Jeff Aronin, Harmony’s founder and Board chairman, will continue to lead the Board of Directors as well as provide counsel and guidance to the senior management team through the transition as Executive Chairman.

“We have full confidence in Dr. Dayno taking over as CEO on an interim basis,” said Aronin, executive chairman of Harmony’s Board. “He has been instrumental in leading our clinical development programs and regulatory strategy as our Chief Medical Officer for the past five years. He is a nationally recognized expert in neuroscience and has been responsible for managing the research, development and medical and regulatory affairs for Harmony. The Board is confident that Harmony’s underlying business continues to be strong, and the team will continue to execute on its strategic imperative while driving long-term value.”

“I want to thank John Jacobs for his leadership of Harmony over the past several years,” said Dayno. “I look forward to serving as interim CEO as we continue to execute on our 3-pillar growth strategy — optimizing commercial performance in narcolepsy, expanding clinical utility beyond narcolepsy and acquiring additional assets through business development. We will remain disciplined in our execution to ensure Harmony is well-positioned for success in 2023 and beyond.”

About Harmony Biosciences

At Harmony Biosciences, we specialize in developing and delivering treatments for rare neurological diseases that others often overlook. We believe that where empathy and innovation meet, a better life can begin for people living with neurological diseases. Established by Paragon Biosciences, LLC, in 2017 and headquartered in Plymouth Meeting, PA, our team of experts from a wide variety of disciplines and experiences is driven by our shared conviction that innovative science translates into therapeutic possibilities for our patients, who are at the heart of everything we do. For more information, please visit www.harmonybiosciences.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product WAKIX and our 2022 LCA with Bioprojet. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our commercialization efforts and strategy for WAKIX; the rate and degree of market acceptance and clinical utility of WAKIX, pitolisant in additional indications, if approved, and any other product candidates we may develop or acquire, if approved; our research and development plans, including our development activities with Bioprojet and plans to explore the therapeutic potential of pitolisant in additional indications; our ongoing and planned clinical trials; the availability of favorable insurance coverage and reimbursement for WAKIX; the impact of the COVID-19 pandemic, including any current and future variants; the timing of and our ability to obtain regulatory approvals for pitolisant for other indications as well as any of our product candidates, including those we are developing with Bioprojet; our failure to achieve the potential benefits under our 2022 LCA with Bioprojet; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to identify additional products or product candidates with significant commercial potential that are consistent with our commercial objectives; our commercialization, marketing and manufacturing capabilities and strategy; significant competition in our industry; our intellectual property position; loss or retirement of key members of management; failure to successfully execute our growth strategy, including any delays in our planned future growth; our failure to maintain effective internal controls; the impact of government laws and regulations; volatility and fluctuations in the price of our common stock; the significant costs and required management time as a result of operating as a public company; the fact that the price of Harmony’s common stock may be volatile and fluctuate substantially; and the significant costs and required management time as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.